Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of June 20, 2014, by and between Celsion Corporation, a Delaware corporation (the “Company”), and Egen, Inc., an Alabama corporation (the “Holder”).

WHEREAS, the Company and the Holder have entered into that certain Asset Purchase Agreement dated as of June 6, 2014 (the “Asset Purchase Agreement”), pursuant to which the Company shall purchase substantially all of the assets of the Holder, other than the Excluded Assets (as defined therein), and assume certain specified liabilities of the Holder, other than the Excluded Liabilities (as defined therein), upon the terms and subject to the conditions set forth therein (the “Acquisition”); and

WHEREAS, Company has agreed to provide the registration rights set forth in this Agreement with respect to any and all shares of common stock, par value $0.01 per share, of the Company issued to the Holder at the closing of the Acquisition and in relation to the occurrence of each Earnout Milestone (as defined in the Asset Purchase Agreement), if any, pursuant to the Asset Purchase Agreement, including any securities issued to the Holder in the event of any stock split, reverse stock split, or stock dividend (including any dividend or distribution of securities convertible into capital stock) with respect to such shares (the “Shares”);

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1     Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Asset Purchase Agreement. The terms set forth below are used herein as so defined.

“Acquisition” has the meaning set forth in the recitals hereof.

“Agreement” has the meaning set forth in the preamble hereof.

“Asset Purchase Agreement” has the meaning set forth in the recitals hereof.

“Company” has the meaning set forth in the preamble hereof.

“Effectiveness Period” has the meaning set forth in Section 2.2(c) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Holder” has the meaning set forth in the preamble hereof.

“Losses” has the meaning set forth in Section 2.5(a) hereof.

“Person” means any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, government or agency or subdivision thereof or any other entity.

“Prospectus” means (a) the prospectus included in any registration statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such registration statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (b) any “free writing prospectus” as defined in Rule 405 under the Securities Act.

“Registrable Securities” means the Shares; provided, however, that any of the Shares shall cease to be the Registrable Securities, and the Company’s obligations under this Agreement with respect to any such Shares shall terminate and be of no further force or effect with respect to such Shares, upon the earlier to occur of (a) when the Registration Statement for such Shares has been declared effective by the SEC and such Shares have been sold or disposed of pursuant to such Registration Statement and (b) when such Shares cease to be outstanding; provided, further, that Shares shall cease to be Registrable Securities, and the Company’s obligations under this Agreement with respect to such Shares shall terminate and be of no further force or effect with respect to such Shares, on the one (1) year anniversary of the effective date of the Registration Statement applicable to such Shares.

“Registration Expenses” means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of the Registrable Securities, and the disposition of the Registrable Securities, including all registration, filing, securities exchange listing and exchange fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or comfort letters required by or incident to such performance and compliance.

“Registration Statement” has the meaning set forth in Section 2.1 hereof.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“Shares” has the meaning set forth in the recitals hereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Selling Expenses” means all discounts and selling commissions allocable to the sale of the Registrable Securities.

ARTICLE II
REGISTRATION RIGHTS

Section 2.1     Registration. Subject to the terms and conditions of this Agreement, including Section 2.3 hereof, the Company shall file, as promptly as reasonably practicable and within ninety (90) days following each issuance of Shares to the Holder, with the SEC a registration statement for the resale by the Holder of such Registrable Securities on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, in respect of which the Company may use a Form S-3 registration statement to the extent the Company is then eligible to use Form S-3 or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of such Registrable Securities, covering the resale of such Registrable Securities (such registration statement, together with any prospectus included therein, as such registration statement or the prospectus may be amended or supplemented, as applicable, from time to time, the “Registration Statement”).

Section 2.2     Obligations of Company. In connection with its obligations contained in this Article II, the Company will:

(a)     use its commercially reasonable efforts to cause all such Registrable Securities registered pursuant to this Agreement to be listed on the securities exchange or trading system on which similar securities issued by the Company are then listed;

(b)     provide a transfer agent and registrar for all Registrable Securities covered by a Registration Statement not later than the effective date of such Registration Statement;

(c)     use commercially reasonable efforts to cause a Registration Statement to become effective with respect to each issuance of Shares to the Holder and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold, and (ii) the one (1) year anniversary of the effective date of such Registration Statement (with respect to each issuance of Shares to the Holder, the “Effectiveness Period”);

(d)     prepare and file with the SEC such amendments and post-effective amendments to a Registration Statement as may be necessary to keep such Registration Statement effective for the Effectiveness Period for the Registrable Securities covered by such Registration Statement and to comply with the provisions of the Exchange Act and the Securities Act with respect to the distribution of all of the Registrable Securities covered thereby;

(e)     furnish to the Holder such number of copies of any Prospectus, including any preliminary prospectus, and all amendments and supplements thereto and such other documents as the Holder may reasonably request in writing in order to facilitate the disposition of the Registrable Securities owned by the Holder that are covered by a Registration Statement in accordance with the terms of this Agreement;

(f)     prior to any public offering of the Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Holder in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions reasonably requested in writing by the Holder; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.2(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 2.2(f) or (iii) file a general consent to service of process in any such jurisdiction; and

(g)     as promptly as reasonably practicable, notify the Holder in writing, at any time prior to the end of any Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus for the applicable Registration Statement includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (each such written notice, a “Disclosure Notice”), and promptly prepare, file with the SEC and furnish to the Holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

Section 2.3     Obligations of the Holder.

(a)     It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the Holder furnish to the Company such other information in writing regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities by the Holder as the Company shall reasonably request and as shall be required in connection with the actions to be taken by the Company with respect to the Holder hereunder. In addition, the Holder shall promptly notify the Company in writing of the occurrence, from the date on which such information or documents are furnished to the date of the closing for the sale of any such Registrable Securities, of any event relating to the Holder that is required under the Securities Act to be set forth in the Registration Statement applicable to such Registrable Securities.

(b)     It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the Holder shall cooperate with any reasonable requests of the Company in connection with the Company’s compliance with applicable rules and regulations of the SEC, including providing access to the Holder’s management upon reasonable prior notice during normal business hours, allowing access to and discussing with the Holder’s auditor its audit work on the Holder’s financial statements, and discussing with and obtaining from such auditor consents to fulfill the Company’s reporting requirements. Without limiting the foregoing, not later than thirty (30) days after the date of this Agreement, the Holder shall provide to the Company such information as the Company may reasonably require to prepare pro forma financial information regarding the Holder required to be filed in accordance with the requirements of Regulation S-X, Form 8-K and the other applicable rules and regulations of the SEC.

(c)     The Holder hereby agrees with the Company that upon receipt of a Disclosure Notice, the Holder will forthwith discontinue dispositions of Registrable Securities pursuant to the applicable Registration Statement until (i) the Holder has received copies of the supplemented or amended Prospectus contemplated by Section 2.2(g) hereof or (ii) the Holder is advised in writing by the Company that the use of such Registration Statement, or the prospectus included therein, may be resumed, and has received copies of any additional or supplemental filings that are required to be incorporated by reference in the prospectus. The Holder receiving a Disclosure Notice hereby agrees that it will cease using any Prospectus, other than permanent file copies, then in the Holder’s possession which have been replaced by the Company with more recently dated Prospectus. The Holder further agrees with the Company to hold the fact that it has received any Disclosure Notice, and any communication from the Company to the Holder relating to an event giving rise to a such notice, in confidence.

Section 2.4     Expenses. The Company will pay all reasonable Registration Expenses as determined in good faith. The Company shall not be responsible for legal fees or other expenses incurred by the Holder in connection with the exercise of the Holder’s rights hereunder. The Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder.

Section 2.5     Indemnification.

(a)     In the event of an offering of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the Holder, the Holder’s directors and officers, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls the Holder or underwriter within the meaning of the Securities Act and the Exchange Act, and its directors and officers, and each agent of the Holder (including legal counsel and accountants), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which the Holder, director, officer, underwriter, controlling Person or agent may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, or (iii) any violation or alleged violation by the indemnifying party of the Securities Act or the Exchange Act, and shall reimburse the Holder, its directors and officers, such underwriter, such controlling Person or agent for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings as any such expenses are incurred; provided, however, that the Company shall not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement, omission or alleged omission or violation or alleged violation made in connection with any Registration Statement, any preliminary prospectus, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, in reliance upon and in conformity with information furnished in writing expressly for use in connection with such registration by or on behalf of the Holder, its directors or officers, any underwriter, controlling Person or agent; provided, further, that the indemnity agreement contained in this Section 2.5(a) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned.

(b)     The Holder shall indemnify and hold harmless the Company, the Company’s directors and officers, underwriters and each Person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act and the Exchange Act, directors and officers of such controlling Person, and each agent of the Company (including legal counsel and accountants) against any Losses, joint or several, to which the Company or any such director, officer, underwriter, controlling Person or agent may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, or (iii) any violation or alleged violation by the indemnifying party of the Securities Act or the Exchange Act, in each case to the extent that such untrue statement or alleged untrue statement, omission or alleged omission or violation or alleged violation was made in connection with any Registration Statement, preliminary prospectus, free writing prospectus or final prospectus, or amendments or supplements thereof, in reliance upon and in conformity with information furnished in writing expressly for use in connection with such registration by or on behalf of the Holder, and shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, underwriter, controlling Person or agent with investigating or defending any such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Holder, which consent shall not be unreasonably withheld, delayed or conditioned.

(c)     Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, the indemnifying party shall not be liable to such indemnified party under this Section 2.5 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that, (i) if the indemnifying party has failed to assume the defense or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that the interests of the indemnified party materially conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent.   No indemnifying party shall, without the prior written consent of the indemnified party, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the indemnified parties with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.   The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified parties under this Section 2.5, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. Notwithstanding any other provision of this Agreement, if the indemnifying party is actively conducting a diligent good faith defense of an action brought against an indemnified party with respect to which the indemnified party is entitled to indemnification hereunder, no indemnified party shall settle any such action brought against it with respect to which it is entitled to indemnification hereunder without the written consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.

(d)     The provisions of this Section 2.5 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 2.6     Transfer or Assignment of Registration Rights. Without the Company’s written consent, the rights of the Holders under this Article II may not be transferred or assigned by the Holder to any other Person.

Section 2.7     Rule 144 Compliance. With a view to making available to the Holder the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Holder to sell Shares to the public without registration or pursuant to a registration on Form S-3 (or any successor form), the Company shall:

(a)     make and keep public information current and available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the date hereof until the earlier of (x) six (6) months after such date as such Shares may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect and (y) such date as such Shares shall have been resold;

(b)     use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)     furnish to the Holder so long as the Holder owns Shares, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company filed with the SEC, and such other reports and documents so filed or furnished by the Company with the SEC as the Holder may reasonably request in connection with the sale of Shares without registration.

ARTICLE III
MISCELLANEOUS

Section 3.1     Notices. All notices and other communications hereunder shall be in writing and shall be deemed given to a party hereto at the following applicable address (or at such other address for a party as shall be specified by like notice) (a) on the date of delivery, if delivered personally, (b) on the Business Day following receipt for delivery by a nationally recognized commercial delivery service, if delivered next-day delivery service by such service and if provided to such commercial delivery service prior to the cutoff time for next day delivery, (c) three (3) Business Days following mailing, if mailed by registered or certified mail, return receipt requested, (d) on the date of transmission if sent via facsimile with confirmation of receipt during normal business hours or (e) on the Business Day following transmission if sent via facsimile with confirmation of receipt outside of normal business hours:

(a)	if to the Company, to:

Celsion Corporation

997 Lenox Drive, Suite 100

Lawrenceville, NJ 08648

Attention: Chief Executive Officer

Facsimile No.: (609) 896 2200

with copies (which shall not constitute notice) to:

Sidley Austin LLP

1001 Page Mill Rd, Building 1

Palo Alto, CA 94304

Attention: Sam Zucker, Esq.

Facsimile No.: (650) 565-7100

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, CA 94025

Attention: Jennifer A. DePalma, Esq.

Facsimile No.: (650) 473-2601

(b)	if to the Holder, to:

EGWU, Inc.

601 Genome Way

Suite 3400

Huntsville, Alabama 35806

with a copy (which shall not constitute notice) to:

Bradley Arant Boult Cummings LLP

200 Clinton Avenue West

Suite 900

Huntsville, AL 35801

Attention: Scott E. Ludwig

Facsimile No.: (256) 517-5249

Section 3.2     Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties hereto.

Section 3.3     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state’s principles of conflicts of law. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in the State of Delaware, County of Wilmington, in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 3.1 hereof or in such other manner as may be permitted by applicable Laws shall be valid and sufficient service thereof. With respect to any particular action, suit or proceeding, venue shall lie solely in the County of Wilmington in the State of Delaware.

Section 3.4     Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party. Notwithstanding the foregoing sentence, the Company may assign all of its rights, interests and obligations under this Agreement to any party that acquires all of the issued and outstanding capital stock of the Company without the prior written consent of the Holder, provided that any such assignee shall be required to expressly assume and agree to perform all of the Company’s obligations under this Agreement.

Section 3.5     Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to use all reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 3.6     Entire Agreement. This Agreement, together with the Asset Purchase Agreement, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

Section 3.7     Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

Section 3.8     Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

Section 3.9     Amendment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against which the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right hereunder

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CELSION CORPORATION

By:	/s/ Michael H. Tardugno
Name: Michael H Tardugno
Title: President and Chief Executive Officer

 [Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

EGEN, INC.

By:	/s/ Khursheed Anwer
Name: Khursheed Anwer
Title: President and Chief Scientific Officer

 [Signature Page to Registration Rights Agreement]